EXHIBIT 4.01

                        THIRD SUPPLEMENTAL INDENTURE

                  This THIRD SUPPLEMENTAL INDENTURE (this "THIRD SUPPLEMENTAL INDENTURE"), dated as of December 19, 2005, is entered into by and among Lazard Group Finance LLC, a Delaware limited liability company (the "COMPANY"), Lazard Group LLC, a Delaware limited liability company ("LAZARD GROUP"), and The Bank of New York, a New York banking corporation, as Trustee ("TRUSTEE").

                                    RECITALS

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 10, 2005 (the "INDENTURE"), providing for the issuance from time to time of securities to be issued in one or more series as provided in the Indenture (the "SECURITIES") (capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture);

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of May 10, 2005, by and between the Company and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE") providing for the issuance of 6.120% Senior Notes initially due 2035, in aggregate principal amount of $287,500,000, and the Second Supplemental Indenture dated as of May 10, 2005, by and between the Company and the Trustee (the "SECOND SUPPLEMENTAL INDENTURE") providing for the issuance of 6.120% Senior Notes initially due 2035, in aggregate principal amount of $150,000,000;

                  WHEREAS, pursuant to Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of December 19, 2005, by and between Lazard Group and the Company, the Company is merging with and into Lazard Group (the "MERGER"), the separate existence of the Company shall cease and Lazard Group shall survive and continue to exist as the continuing company (the "CONTINUING COMPANY");

                  WHEREAS, Section 5.01(b) of the Indenture provides, in part, that the Company may merge into Lazard Group provided that (i) Lazard Group expressly assumes, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company; (ii) simultaneously with the Merger, the Lazard Group Notes pledged to secure the Securities secured thereby are exchanged for such securities; and (iii) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

                  WHEREAS, to give effect to the provisions of Section 5.01(b) of the Indenture, the terms of the Lazard Group Notes pledged to secure the Securities secured thereby shall be amended to conform to the terms of the Securities secured by the Lazard Group Notes, pursuant to the Third Supplemental Indenture, dated as of December 19, 2005, by and among Lazard Group, the Bank of New York, as Trustee, and the Company, for purposes of consent pursuant to
Section 9.02 of the Indenture, dated as of May 10, 2005, by and between the Company and the Trustee;
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                  WHEREAS, Section 9.01(1) of the Indenture provides that the
Company and the Trustee may amend or supplement the Indenture or the Securities without the consent of any Holder to evidence the succession of another Person to the Company and the assumption by such successor of the Company's covenants, agreements and obligations in the Indenture and Securities, pursuant to Article Five of the Indenture;

                  WHEREAS, the Company has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, Opinions of Counsel and an Officer's Certificate stating that the Merger and this Third Supplemental Indenture comply with Sections 5.01(b) and 9.01(1) of the Indenture, that all conditions precedent provided for in the Indenture relating to the Merger and the execution and delivery of this Third Supplemental Indenture have been complied with, and that execution and delivery of this Third Supplemental Indenture is authorized or permitted under the Indenture;

                  WHEREAS, that upon the exchange of Lazard Group Notes for the Securities secured thereby, Lazard Group shall be deemed to have simultaneously delivered the Securities to the Trustee and the Indenture, First Supplemental Indenture, Second Supplemental Indenture, and this Third Supplemental Indenture shall be discharged; and

                  WHEREAS, all things necessary to authorize the assumption by the Continuing Company of the Company's obligations under the Indenture and to make this Third Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows.

                  SECTION 1. ASSUMPTION OF OBLIGATIONS. The Continuing Company hereby expressly assumes, from and after the Effective Time (as defined in the Merger Agreement), all of the obligations of the Company under the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture.

                  SECTION 2. SUCCESSION AND SUBSTITUTION. The Continuing Company, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this Third Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of the Company under the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture with the same effect as if the Continuing Company had been named as the Company.

                  SECTION 3. DELIVERY AND EXCHANGE OF NOTES. Pursuant to Section 5.01(b)(B) of the Indenture, at the Effective Time, the Continuing Company shall deliver to the Trustee the Lazard Group Notes pledged to secure the Securities secured thereby, and the Trustee shall exchange the Securities secured by the Lazard Group Notes for the Lazard Group Notes.
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                  SECTION 4. SATISFACTION AND DISCHARGE. At the Effective Time
and simultaneously with the exchange of the Lazard Group Notes for the Securities secured thereby, the Continuing Company shall be deemed to have delivered the Securities to the Trustee for cancellation, and the Indenture shall be discharged, pursuant to Section 8.08 thereof.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. The Continuing Company, as of the date hereto, represents and warrants that: (i) it is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (ii) it has full corporate power and authority to execute and deliver this Third Supplemental Indenture and to perform its obligations under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, and this Third Supplemental Indenture in accordance with their terms; and that (iii) the execution, delivery and performance of this Third Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under its certificate of formation and limited liability company agreement, or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest on, any of its assets.

                  SECTION 6. COVENANTS. All covenants and agreements in this Third Supplemental Indenture, the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture and by the Continuing Company shall bind its respective successors and assigns, whether so expressed or not.

                  SECTION 7. REQUESTS AND NOTICES. Pursuant to Section 10.02 of the Indenture, from and after the Effective Time, any notice or communication provided or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company shall be addressed to the Continuing Company at Lazard Group LLC, 30 Rockefeller Plaza, New York, NY 10020; Telecopy: (212) 332-5972 or at any other address previously furnished to the Trustee by the Continuing Company.

                  SECTION 8. SEPARABILITY. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 9. NO THIRD PARTY BENEFICIARY. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this Third Supplemental Indenture.

                   SECTION 10. CONTINUANCE OF INDENTURE; EFFECTIVENESS. This Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, as supplemented by this Third Supplemental Indenture, shall continue in full force and effect. The Third Supplemental Indenture shall become effective at the Effective Time.

                  SECTION 11. GOVERNING LAW. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
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                  SECTION 12. COUNTERPARTS. This Third Supplemental Indenture
may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 13. TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and Lazard Group and not of the Trustee.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, as of the day and year first written above.

                                              LAZARD GROUP FINANCE LLC


                                              By: /s/ Scott D. Hoffman
                                                --------------------------------
                                              Name:   Scott D. Hoffman
                                              Title:  Vice President & Secretary



                                              LAZARD GROUP LLC


                                              By: /s/ Michael J. Castellano
                                                 ------------------------------
                                              Name:   Michael J. Castellano
                                              Title:  Managing Director &
                                                      Chief Financial Officer



                                              THE BANK OF NEW YORK,
                                              As Trustee


                                              By: /s/ Julie Salovitch-Miller
                                                --------------------------------
                                              Name:   Julie Salovitch-Miller
                                              Title:  Vice President